As filed with the Securities and Exchange Commission on June 10, 2026

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HARVARD BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3306140
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

84 October Hill Road

Holliston, Massachusetts 01746

(508) 893-8999

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

HARVARD BIOSCIENCE, INC. EMPLOYEE STOCK PURCHASE PLAN

And

AMENDED and RESTATED 2021 INCENTIVE PLAN

(Full Titles of the Plans)

John Duke, Chief Executive Officer

HARVARD BIOSCIENCE, INC.

84 October Hill Road

Holliston, Massachusetts 01746

(508) 893-8999

(Name, address, and telephone number, including area code, of agent for service)

With copies to:

Megan Gates

Covington & Burling LLP

One International Place, Suite 1020

Boston, Massachusetts 02110-2627

Tel: (617) 603-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENTS

This Registration Statement is filed by Harvard Bioscience, Inc. (the “Registrant”) for the purpose of registering, pursuant to General Instruction E to Form S-8: (i) 120,000 additional shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) under Amendment No. 6 to the Harvard Bioscience, Inc. Employee Stock Purchase Plan (as amended, the “ESPP”) and (ii) 400,000 additional shares of the Registrant’s Common Stock under the Amended and Restated 2021 Incentive Plan (as amended, the “2021 Plan”).

On April 21, 2026, the Registrant filed with the Securities and Exchange Commission (the “Commission”) a definitive proxy statement that included proposals to, among other things, increase the number of shares available for issuance under the ESPP by 120,000 shares of Common Stock and increase the number of shares available for issuance under the 2021 Plan by 400,000 shares of Common Stock. The proposals to increase the numbers of shares available for issuance under the ESPP and 2021 Plan were approved by the Registrant’s stockholders on June 2, 2026. This Registration Statement registers the 120,000 additional shares of Common Stock available for issuance under the ESPP and 400,000 additional shares of Common Stock available for issuance under the 2021 Plan.

The additional 120,000 shares of Common Stock available for issuance under the ESPP and the additional 400,000 shares of Common Stock available for issuance under the 2021 Plan registered pursuant to this Registration Statement are the same class of shares as those included on registration statements on Form S-8, and post-effective amendments thereto, filed on January 17, 2001 (File No. 333-53848), June 15, 2001 (File No. 333-53848), June 7, 2013 (File No. 333-189175), June 5, 2017 (File No. 333-218497), May 30, 2019 (File No. 333-231825), May 19, 2021 (File No. 256295), and June 8, 2022 (File No. 333- 265487). The contents of all of these Registration Statements, including any amendments thereto or filings incorporated therein, are incorporated herein by reference, except as modified herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are hereby incorporated by reference in, and shall be deemed a part of, this Registration Statement (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items):

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Commission on March 13, 2026;

(b)	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 21, 2026;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the Commission on May 12, 2026;

(d)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 20, 2026, January 29, 2026, March 6, 2026, March 10, 2026, March 12, 2026, and June 2, 2026; and

(e)	The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 000-31923) filed with the Commission on November 9, 2000 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. The Registrant is not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Under no circumstances will any information furnished under Items 2.02 or 7.01 of Form 8-K be deemed incorporated by reference unless such Current Report on Form 8-K expressly provides to the contrary.

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Specimen certificate for shares of Common Stock, $0.01 par value, of Harvard Bioscience, Inc.
4.2(2)	Harvard Bioscience, Inc. Employee Stock Purchase Plan, as amended.
4.3(3)	Amended and Restated 2021 Incentive Plan
5.1*	Opinion of Covington & Burling LLP.
23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of Covington & Burling LLP (contained in Exhibit 5.1).
24.1*	Power of attorney (included on the signature page to this Registration Statement).
107*	Filing Fee Table

*	Filed herewith.

(1)	Previously filed as an exhibit to the Company’s Registration Statement on Form S-1/A (File No. 333-45996) (filed on November 9, 2000) and incorporated by reference thereto.

(2)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K (filed on June 2, 2026) and incorporated by reference thereto.

(3)	Previously filed as Annex B to the Proxy Statement on Schedule 14A (filed on April 21, 2026) and incorporated by reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Holliston, Massachusetts, on this 10th day of June, 2026.

HARVARD BIOSCIENCE, INC.

By:	/s/ JOHN DUKE
John Duke, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of John Duke and Mark Frost as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each person listed below has signed this registration statement as an officer or director of Harvard Bioscience, Inc.

Signature	Title	Date

/s/ John Duke	President, Chief Executive Officer and Director	June 10, 2026
John Duke	(Principal Executive Officer)

/s/ Mark Frost	Chief Financial Officer	June 10, 2026
Mark Frost	(Principal Financial Officer and Accounting Officer)

/s/ Katherine A. Eade	Director	June 10, 2026
Katherine A. Eade

/s/ Robert Gagnon	Director	June 10, 2026
Robert Gagnon

/s/ Seth Benson	Director	June 10, 2026
Seth Benson

/s/ Stephen DeNelsky	Director	June 10, 2026
Stephen DeNelsky

/s/ William Snider	Director	June 10, 2026
William Snider